Exhibit 99.1


                              NOTICE OF REDEMPTION
                              ON SEPTEMBER 14, 1999

                        GS FINANCIAL PRODUCTS U.S., L.P.
               3% CITICORP EXCHANGEABLE NOTES DUE AUGUST 28, 2002
                               CUSIP NO. 362276AA5

         THE EXCHANGE RIGHT DESCRIBED BELOW EXPIRES AT NOON (NEW YORK CITY TIME) ON SEPTEMBER 3, 1999

To the Holders of the 3% Citicorp Exchangeable Notes due August 28, 2002 (the "Notes") of GS Financial Products U.S., L.P. (the "Company"):

         NOTICE IS HEREBY GIVEN THAT pursuant to the Indenture, dated as of October 11, 1994, between the Company and The Bank of New York, as Trustee, the Issuer will redeem on September 14, 1999 (the "Call Date") all of the outstanding Notes (less any Notes for which the Exchange Right is duly exercised, as described below), at a redemption price equal to 100% of the face amount thereof, together with accrued and unpaid interest (if any) to, but excluding, the Call Date (the "Redemption Price"). As of August 30, 1999, there was $48 million face amount of Notes outstanding.

         On the Call Date, the Redemption Price will become due and will be payable on or after the Call Date upon presentation and surrender of a Note for payment to The Bank of New York, at the appropriate address set forth below. From and after the Call Date, all interest will cease to accrue on the Notes.

                   ALTERNATIVES AVAILABLE TO HOLDERS OF NOTES

         REDEMPTION. Holders of Notes may surrender their Notes for redemption on the Call Date at the Redemption Price of $1,000 for each $1,000 in face amount of Notes, plus accrued and unpaid interest to but excluding the Call Date. Accrued interest on $1,000 face amount of Notes will total $1.33 for the period from August 28, 1999, the last interest payment date, to but excluding the Call Date.

         SALE. As a second alternative, Holders may sell their Notes.

         EXCHANGE RIGHT. As a third alternative, at any time prior to 12:00 noon, New York City time, on September 3, 1999, Holders will be able to exchange each $250,000 face amount of Notes for 5,457.02625 shares of Citigroup, Inc. (formerly Citicorp) common stock (the "Common Stock"), plus accrued interest up to and including the date the Notes are surrendered for exchange. Holders of Notes otherwise entitled to receive

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fractional shares of Common Stock will receive cash in lieu thereof based on the closing price of the Common Stock on the Exchange Notice Date (i.e., the date on which (i) a duly completed Notice of Exchange is submitted to The Bank of New York, with a copy to Goldman, Sachs & Co., as Calculation Agent (the
"Calculation Agent"), in substantially the form attached as Annex A to the Company's Pricing Supplement, dated August 21, 1997, and (ii) The Bank of New York receives the Notes duly endorsed in blank).

         The closing price of the Common Stock on August 27, 1999 was $47.00 per share. If the closing price of the Common Stock on the date of settlement of an exchange is $45.8125 per share or more, a Holder exercising the Exchange Right will receive Common Stock with a market value that, as of the close on that date, exceeds the amount of cash that such Holder would receive in respect of the face amount of the Notes by surrendering the Notes pursuant to this Notice of Redemption, without taking account of accrued interest payable on redemption or exchange. Of course, a Holder will be subject to transaction costs in converting the Common Stock to cash, and will be subject to possible market fluctuations prior to the sale of Common Stock received upon conversion.

         Because the Notes are in global form, a Notice of Exchange may only be submitted by a participant in The Depository Trust Company's ("DTC") book-entry system on whose books a Note is carried. Accordingly, if you are a beneficial owner of Notes and you wish to utilize the Exchange Right, you must contact the participant through which you own an interest in the Notes and instruct them accordingly.

         Any question as to the validity of a Notice of Exchange or as to whether such Notice has been properly and timely given will be resolved by the Calculation Agent in its sole discretion.

                            PROCEDURE FOR REDEMPTION

         Notes that are not exchanged on or prior to 12:00 noon, New York City time, on September 3, 1999 should be surrendered for payment at:

         By Mail or Overnight Courier
         ----------------------------
         THE BANK OF NEW YORK
         P.O. BOX 11249
         CHURCH STREET STATION
         BOND REDEMPTION UNIT
         NEW YORK, NY 10286


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         By Hand
         -------
         THE BANK OF NEW YORK
         101 BARCLAY STREET
         BOND REDEMPTION UNIT - 7E
         GROUND FLOOR
         NEW YORK, NY 10286

         As indicated above, all Notes are in global form. As a result, if you are a beneficial owner of Notes and you wish to redeem, you must contact the DTC participant through which you own an interest in the Notes and instruct them accordingly.

         Notes called for redemption must be surrendered by DTC to The Bank of New York at the address specified above to collect the Redemption Price. Interest will cease to accrue from and after the Call Date.

         No representation is made as to the correctness or accuracy of the above-noted CUSIP number or that printed on the Notes and the redemption of the Notes shall not be affected by any defect in such number.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the principal United States federal income tax consequences of the sale, exchange or redemption of the Notes deals only with a Note held as a capital asset by (i) a citizen or resident of the United States,
(ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust that is subject to the primary supervision of a United States court and the control of one or more United States persons (each, a "U.S. Holder"). The summary does not discuss the rules that may apply to special classes of holders such as life insurance companies, banks, tax-exempt organizations, dealers in securities, currencies or commodities, traders in securities that elect to mark to market, persons that hold Notes that are a hedge or that are hedged against price risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date hereof and all subject to change at any time, perhaps with retroactive effect.

         This discussion (except as specifically stated otherwise) assumes that the Notes are properly treated as debt instruments for federal income tax purposes and are subject to special rules governing contingent payment debt obligations, although whether this is the proper treatment of the Notes is not free from doubt. A U.S. Holder will recognize gain or loss upon the sale, exchange or redemption of the Notes in an amount equal to the difference, if any, between the fair market value of the amount received by the U.S. Holder and the U.S. Holder's adjusted basis in the Notes. United States Holders should


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be aware that the receipt of Common Stock will also be treated as a taxable disposition of the Notes (although the Company will not be subject to any information reporting requirement with respect to such disposition in exchange for Common Stock) with the holder being treated as having received an amount equal to the fair market value of the Common Stock.

         In general, a U.S. Holder's adjusted basis in a Note will equal the amount paid for the Note, increased by the amount of interest previously accrued by the holder (in accordance with the rules governing contingent payment debt obligations discussed in the Pricing Supplement, dated August 21, 1997, relating to the Notes, under the heading "United States Federal Income Tax Considerations"), and decreased by the amount of interest payments received by the holder with respect to the Note.

         Any gain upon sale, exchange or retirement of the Notes will be ordinary income; any loss will be ordinary loss to the extent of interest included as income in the current or previous taxable years by the U.S. Holder in respect of the Notes, and thereafter, capital loss. A U.S. Holder's holding period in any Common Stock received will begin on the date after the receipt of such Common Stock and the U.S. Holder's basis will equal the value of the Common Stock on the date of receipt.

         If a U.S. Holder purchased a Note at a date later than the issue date (a "subsequent purchaser") at a price that is different than the original issue price, the premium and market discount rules do not apply. Instead, the difference is allocated on a reasonable economic basis between accruals of interest and the final payment at maturity. To the extent that such difference is allocated to accruals of interest, the difference is treated under rules analogous to those that apply to premium or original issue discount. To the extent such difference is allocated to the final payment, the difference will increase or decrease the ordinary income or loss recognized upon the receipt of such payment.

         Alternatively, it is possible that the Internal Revenue Service would treat the Notes as a forward contract to purchase Common Stock or in some other fashion. U.S. Holders of Notes should consult their tax advisors with respect to the tax consequences of any such alternative treatment upon the sale, exchange, or redemption of Notes.

         In general, a noncorporate U.S. Holder must provide its correct U.S. taxpayer identification number and certify that such U.S. Holder is not subject to backup withholding on Internal Revenue Service Form W-9 in order to prevent backup withholding at a rate of 31% on the cash proceeds of a sale, exchange or redemption of a Note.

                             QUESTIONS AND REQUESTS

         All requests for additional copies of this Notice of Redemption should be directed to The Bank of New York by telephoning Paul Schmalzel at (212) 815-5919 or by


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contacting The Bank of New York at either of the addresses specified above. All questions regarding this Notice of Redemption should be directed to Goldman Sachs by telephoning Marina Poulakidas at (212) 855-9667.


                                        GS FINANCIAL PRODUCTS U.S., L.P., acting by its corporate general partner, GS Financial Products US Co.

                                        By:  /s/ Brian J. Lee
                                            -----------------------------------
                                            Name:   Brian J. Lee
                                            Title:  Treasurer

Dated:  August 30, 1999


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